84 Exhibit 21 Simpson Manufacturing Co., Inc. and Subsidiaries List of Subsidiaries of Simpson Manufacturing Co., Inc. At February 27, 2025 1. Simpson Strong-Tie Company Inc., a California corporation 2. Simpson Strong-Tie International, Inc., a California corporation 3. Simpson Strong-Tie Canada, Limited, a Canadian corporation 4. Simpson Strong-Tie Europe EURL, a French corporation 5. Simpson Strong-Tie, S.A.S., a French corporation 6. Simpson Strong-Tie Australia, Inc., a California corporation 7. Simpson Strong-Tie A/S, a Danish corporation 8. Simpson Strong-Tie GmbH, a German corporation 9. Simpson France SCI, a French corporation 10. Simpson Strong-Tie Australia Pty Limited, an Australian corporation 11. Simpson Strong-Tie Asia Limited, a Hong Kong company 12. Simpson Strong-Tie Asia Holding Limited, a Hong Kong company 13. Simpson Strong-Tie (Zhangjiagang) Co., Ltd., a Chinese company 14. Simpson Strong-Tie (New Zealand) Limited, a New Zealand company 15. Simpson Strong-Tie Switzerland GmbH, a Switzerland company 16. S&P Clever Reinforcement Company AG, a Switzerland company 17. S&P Reinforcement Benelux B.V., a Dutch company 18. S&P Polska Sp. z.o.o., a Polish corporation 19. Clever Reinforcement Iberica - Materiais de Construção, Lda., a Portugal company 20. Simpson Strong-Tie Vietnam Company Limited, a Vietnam company 21. Simpson Strong-Tie Chile Limitada, a Chile company 22. Simpson Strong-Tie Structural Connectors Ireland Ltd, an Ireland company 23. Multi Services Découpe S.A., a Belgium company 24. Simpson Strong-Tie AB, a Swedish company 25. Christiania Spigerverk AS, a Norwegian company 26. Sabrefix (UK) Limited, a UK Company 27. S&P Reinforcement Spain S.L., a Spanish company 28. Holz Holdings, LLC, a Utah limited liability company (18% ownership) 29. Ruby Sketch, an Australian company (25% ownership) 30. Fixco Invest SAS, a French company 31. Plastiform's SAS, a French company 32. Lepone SCI, a French company 33. Lober SCI, a French company 34. Ateliers LR Etanco SAS, a French company 35. RFIX SAS, a French company 36. L.R.D. SAS, a French company 37. LRM Industries SAS, a French company 38. Cleas Protection SAS, a French company 39. Friulsider S.P.A., an Italian company 40. Friulsider UK Limited, an UK company 41. Simpson Strong-Tie Etanco P.S.A., a Polish company 42. Etanco Romania SRL, a Romanian company 43. Etanco Benelux, a Belgium company 44. SYSTEA GmbH, a German company 45. SYSTEA North America Inc., a US company 46. MSJ Holding GmbH, a Swiss company 47. PMJ-tec AG, a Swiss company 48. PMJ-tec BV, a Dutch company